                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        COMMUNITY FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2000

Notice is hereby given that the Annual Meeting of Shareholders of Community Financial Group, Inc. ("the Company") will be held on May 16, 2000 at 9:00 a.m. (Local Time), at the Nashville City Club, 20th Floor, SunTrust Bank Building, 201 4th Avenue North, Nashville, Tennessee 37219. The meeting will be held for the following reasons:

     1. To elect three Class II Directors to serve until the 2003 annual meeting of shareholders or until their successors are elected and qualified; and

     2. To transact such other business as may properly be brought before the Annual Meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on March 23, 2000, as the record date for determining those shareholders who will be entitled to notice of and to vote at the meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AS PROVIDED IN THE PROXY STATEMENT.

Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the meeting.


                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Joan B. Marshall
                                     -------------------------------------
                                     Joan B. Marshall, Corporate Secretary

Nashville, Tennessee
April 10, 2000

                         COMMUNITY FINANCIAL GROUP, INC.
                              L&C Tower, 2nd Floor
                                401 Church Street
                           Nashville, Tennessee 37219



                                 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Financial Group, Inc. ("the Company") for use at the Annual Meeting of Shareholders of the Company, to be held at the Nashville City Club, 20th Floor, SunTrust Bank Building, 201 4th Avenue North, Nashville, Tennessee 37219. at 9:00 a.m. (Local Time), on May 16, 2000, and at all adjournments thereof. The presence in person or by proxy of holders of a majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting constitutes a quorum for the purpose of transacting business at the meeting.

This Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 1999 were first mailed to shareholders on or about April 10, 2000, to shareholders of record as of March 23, 2000.

                               PURPOSE OF MEETING

At the Annual Meeting, the shareholders will be asked:

     1. To elect three Class II Directors to serve until the 2003 annual meeting of shareholders or until their successors are elected and qualified; and

     2. To transact such other business as may properly be brought before the Annual Meeting, or any adjournment thereof.

                       GENERAL PROXY STATEMENT INFORMATION

                    Outstanding Securities and Voting Rights

There were issued and outstanding 3,831,191 shares of the Company's common stock on March 23, 2000, which has been fixed as the record date for purposes of determining shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of the Company's common stock will be entitled to vote, and may vote, in person or by proxy, one vote for each share of common stock held of record on the books of the Company as of the record date, on any matter submitted to a vote of the shareholders. There is no provision for cumulative voting. If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of such matters. Any broker non-votes will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for calculating the vote on such matters.

                             REVOCABILITY OF PROXIES

A proxy for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary a written statement revoking the proxy, or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the meeting and elects to vote in person.

Subject to such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted by the proxy holders, in accordance with the instructions on the proxy. In the absence of contrary instructions, the shares represented by proxy will be voted FOR the election of directors described herein under the "Election of Directors;" and at their discretion on any other items as may be properly brought before the meeting.

                             SOLICITATION OF PROXIES

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, printing and mailing these proxy materials will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, depositories and custodians, nominees and fiduciaries for mailing proxy materials to their principals.

                                 STOCK OWNERSHIP

                 Security Ownership of Certain Beneficial Owners

The following table sets forth information as to the beneficial ownership of each person known to the Company to own more than 5% of the outstanding common stock as of January 31, 2000. For purposes of calculating the percent of Common Stock beneficially owned, all shares that are subject to options that are exercisable within 60 days are deemed to be presently outstanding.

      Name and Address of                Amount/Nature of
      Beneficial Owner                   Beneficial Owner             % of Class
      ----------------                   ----------------             ----------
      Leon Moore                             411,235*                   10.20%
      2229 Nashville Pike               Individual, Trust
      Gallatin, TN  37066             and Corporate Ownership

*Includes 381,027 shares held directly by Mr. Moore; 8,617 shares held by the Leon Moore Family Trust of which Mr. Moore serves as co-trustee; 18,091 shares owned by a corporation of which Mr. Moore is a shareholder, director, and chief executive officer; and 3,500 shares that he has the right to purchase upon the exercise of stock options.

             Security Ownership of Directors and Executive Officers

The following table sets forth the names of all current directors, those executive officers included in the Summary Compensation Table, and directors and executive officers as a group, their principal occupations, the number of shares and percentage of the Company's outstanding Common Stock beneficially owned as of January 31, 2000. Except as indicated in the notes to the following table, the persons indicated possess sole voting and investment power with respect to all shares set forth opposite their names.

   Name of                             Amount/Nature of             Percent of
   Beneficial Owner                    Beneficial Owner(1)           Class(1)     Principal Occupation
   ----------------                    -------------------          ----------    --------------------
   J. B. Baker                              40,871(2)                 1.01%       President & CEO
                                                                                  Volunteer Express, Inc.

   Anne J. Cheatham                         20,571(3)                  .51%       Senior Vice President
                                                                                  Community Financial Group, Inc.

   Julian C. Cornett                        45,329(3)                 1.12%       Executive Vice President
                                                                                  Community Financial Group, Inc.

   Jo D. Federspiel                         14,110(2)                  .35%       President
                                                                                  Deason International, Inc.

   Richard H. Fulton                        45,505(4)                 1.13%       Chairman
                                                                                  Fulton & Associates

   Mack S. Linebaugh, Jr.                   75,623(3)                 1.88%       Chairman, President & CEO
                                                                                  Community Financial Group, Inc.

   Leon Moore                              411,235(5)                10.20%       President & CEO
                                                                                  ShoLodge, Inc.

   Perry W. Moskovitz                       41,632(2)                 1.03%       Senior Vice President
                                                                                  Aon Risk Services, Inc.

   C. Norris Nielsen                        33,981(2)                  .84%       Partner
                                                                                  MacNiel Advisors

   David M. Resha                            8,373(2)                  .21%       Chief Operating Officer
                                                                                  Finova Mezzanine Capital, Inc.

   G. Edgar Thornton                        47,655(2)                 1.18%       President
                                                                                  Thornton & Harwell Agency, Inc.

   All Directors and Executive             804,540                   19.95%
   Officers as a Group (13 persons)

(1) Under the rules of the Securities and Exchange commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For purposes of calculating the percent of Common Stock beneficially owned,all shares that are subject to options that are exercisable within 60 days are deemed to be presently outstanding.
(2) Includes 3,500 shares of Common Stock purchasable upon the exercise of stock options.
(3)  Includes the following shares subject to exercisable stock options:
     Ms. Cheatham, 6,100 shares; Mr. Cornett, 32,400 shares; Mr. Linebaugh, 58,000 shares; all other executive officers, 7,600 shares. Also includes interests in shares held in Associates Stock Purchase Plan and the Retirement Savings Plan (401k).
(4) Includes 2,326 shares held by Mr. Fulton's wife directly with respect to which Mr. Fulton disclaims beneficial ownership and 3,500 shares that he has the right to purchase upon the exercise of stock options.

(5) Includes 18,091 shares owned by ShoLodge, Inc. of which Mr. Moore is an executive officer, director, and shareholder; 8,617 shares held in the Leon Moore Family Trust of which Mr. Moore serves as co-trustee; and 3,500 shares that he has the right to purchase upon the exercise of stock options.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

In accordance with the Charter Amendment approved by Shareholders at the 1998 Annual Meeting, the Board of Directors is divided into three classes of Directors serving staggered three-year terms. The term of Class II directors expires at this annual meeting. The terms of Class I and Class III directors expire as stated below. The Board of Directors proposes the election of three Class II directors. All of the nominees are presently directors of the Company. Each Class II director elected at the meeting will hold office until the 2003 annual meeting of shareholders or until their respective successors are duly elected and qualified.

At the meeting each share of common stock shall have one (1) vote which may be cast by the owner of record or by his authorized representative. The candidates receiving the largest number of votes shall be elected.

In the election of directors, a shareholder may withhold authority for the proxy holder(s) to vote for all or any one of the nominees identified herein by so indicating on the enclosed proxy. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of nominees identified herein. If any nominee identified herein should be unable or declines to serve, which is not now anticipated, the Board of Directors shall have the discretionary authority to name a substitute who shall be designated to fill the vacancy.

                             NOMINEES FOR DIRECTORS

               Class II - Term Expiring at the 2003 Annual Meeting

Jo D. Federspiel

Ms. Federspiel, 65, is President of Deason International, Inc., a company which links U.S. companies with business expansion opportunities in the international market. Ms. Federspiel was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since September 21, 1993.

Richard H. Fulton

Mr. Fulton, 73, is Chairman of Fulton & Associates, a consulting firm which enables the private and public sectors to form partnerships providing public service more efficiently and economically. Mr. Fulton was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since July 18, 1989. He served as Chairman of the Board of The Bank of Nashville from 1989 through 1992 and Chairman Emeritus from 1992 through 1994.

Perry W. Moskovitz

Mr. Moskovitz, 65, is Senior Vice President of Aon Risk Services, Inc., an international insurance brokerage and risk management firm. Prior to this affiliation in 1998, Mr. Moskovitz served as Senior Vice President of Sedgwick, Inc. He also serves as President of Perry W. Moskovitz Company, Incorporated, an investment and development company. Mr. Moskovitz was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since July 18, 1989.

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

               Class I - Term Expiring at the 2002 Annual Meeting

L. Leon Moore

Mr. Moore, 59, is President, Chief Executive Officer and a Director of ShoLodge, Inc., a corporation engaged in the ownership, management and franchising of lodging facilities. Mr. Moore was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since July 18, 1989.

C. Norris Nielsen

Mr. Nielsen, 61, is a Partner of MacNiel Advisors which serves as the general partner of the Iroquois Fund and the Saint Andrews Fund, two privately held equity investment partnerships. Mr. Nielsen was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since June 27, 1995.

G. Edgar Thornton

Mr. Thornton, 75, is President of Thornton & Harwell Agency, Inc., a general insurance agency specializing in property/casualty insurance and contract bonds. Mr. Thornton also serves as President of Smyrna Air Center. Mr. Thornton was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since May 21, 1991.

              Class III - Term Expiring at the 2001 Annual Meeting

J. B. Baker

Mr. Baker, 52, is President and Chief Executive Officer of Volunteer Express, Inc. and co-owner of Five Star Express, Inc. Mr. Baker was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since July 12, 1994.

Mack S. Linebaugh, Jr.

Mr. Linebaugh, 61, is Chairman, President and Chief Executive Officer of Community Financial Group, Inc. and The Bank of Nashville. Mr. Linebaugh was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since September 8, 1992.

David M. Resha

Mr. Resha, 53, is Chief Operating Officer of Finova Mezzanine Capital, Inc. (formerly Sirrom Capital Corporation), a specialty finance company which offers financing and management services to small, growing companies. Mr. Resha was elected a director effective February 10, 1998.

                        BOARD ATTENDANCE AND COMPENSATION

All members of the Company's Board of Directors are also members of the Board of Directors of the Bank. The Company's By-Laws provide for an Audit Committee and other committees as the Board of Directors may appoint from time to time. At the present time, Community Financial Group, Inc. has no committees other than an Audit Committee. During 1999, The Bank of Nashville, a wholly owned subsidiary of the Company, had four (4) standing committees: the

Compensation Committee, the Finance Committee, the Marketing Committee and the Trust Committee. In 1999, the Company's Board of Directors met 11 times with 10 of those meetings being joint meetings with the Bank's Board of Directors. Additionally the Bank's Board of Directors met 7 times. All incumbent Directors attended at least 75% of the aggregate number of the meetings held by the Company's Board of Directors and by the Bank's Board of Directors and Committees during the period for which she/he served as a Director.

In 1999, the Directors of the Company were not compensated by the Company, but as Directors of the Bank, they were each paid an annual retainer of $3,000 as compensation for services on the Board. In addition, pursuant to the provisions of the Company's 1997 Nonstatutory Stock Option Plan, each outside director of the Company received 5,000 options to purchase the Company's stock. Directors were also paid for attendance at each meeting of the Board and Committees on which they serve. A meeting fee of $600 was paid for each Board of Directors' and Finance Committee meeting attended. A meeting fee of $400 was paid for attendance at all other committee meetings. The Chairman of each Committee received an additional $100 for each meeting chaired during the year. Members of the Company's Board who were also employees of the Company or the Bank did not receive any meeting or committee fees. In 1999, all fees due the Directors were paid in the form of shares of Common Stock of the Company. The number of shares was determined based upon the market value of the Common Stock and the Director's attendance at Board and Committee meetings.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of such forms furnished to the Company and written representations from such Reporting Persons with respect to the period from January 1, 1999 through December 31, 1999, all filing requirements applicable to Reporting Persons have been met.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The By-Laws of the Company provide for an Audit Committee consisting of at least three (3) members of the Board of Directors appointed by the Board, none of whom are active officers of the Company. The Committee is to meet once each year, or more often if required by the Chairman of the Board or the President and shall examine, or cause to be examined, such books, assets, and securities of the Company as it deems necessary or proper, or as it may be directed to examine. A record shall be kept of all such examinations, which shall be certified by the Committee serving, and presented to the Board of Directors at its next meeting. The Audit Committee shall state whether the Company is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and shall recommend to the Board such changes as shall be deemed advisable. The Audit Committee, upon its own recommendation and with the approval of the Board of Directors, may employ a qualified firm of Certified Public Accountants to make the examination and audit of the Company. If such a procedure is followed, the one annual examination and the audit by such firm of accountants and the presentation of its report to the Board of Directors, shall be deemed sufficient to comply with the requirements of the Audit Committee. The current members of the Company's Audit Committee are: Messrs. Moskovitz (Chairman), Moore, Nielsen, Resha, and Ms. Federspiel. The Audit Committee of the Company met once in 1999.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE AFOREMENTIONED NOMINEES AS DIRECTORS OF THE COMPANY. IT IS INTENDED THAT SHARES REPRESENTED BY PROXIES WILL, UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, BE VOTED IN FAVOR OF THEIR ELECTION.

                               EXECUTIVE OFFICERS

The following information regarding each person who currently serves as an executive officer of the Company is listed below: name, age, current position with the Company, and principal occupations during the past five years. The executive officers serve at the discretion of the Board of Directors in their various capacities. Each of the executive officers also serves as an executive officer of The Bank of Nashville.

         Officer                   Age
         -------                   ---
Mack S. Linebaugh, Jr.             61

Chairman of the Board, President, Chief Executive Officer, and a Director of the Company and the Bank. Mr. Linebaugh joined the Bank on September 2, 1992.

Julian C. Cornett                  55

Executive Vice President of the Company and the Bank. Mr. Cornett joined the Bank on October 13, 1992 and is responsible for all aspects of Credit Administration.

Anne J. Cheatham                   58

Senior Vice President of the Company and the Bank. Ms. Cheatham joined the Bank on January 3, 1989 and is responsible for Bank Administration.

Joan B. Marshall                   51

Senior Vice President and Corporate Secretary of the Company and the Bank. Ms. Marshall joined the Bank on January 17, 1989 and is responsible for maintaining the official records of the Company and shareholder relations.

T. Wayne Hood                      38

Senior Vice President and General Counsel of the Company and the Bank. Mr. Hood joined the Bank on March 29, 1993 and currently also serves as Compliance Officer.

                COMPENSATION OF MANAGEMENT AND OTHER INFORMATION
                           Summary Compensation Table

The following table sets forth, as to the Chief Executive Officer and the most highly compensated Executive Officers (other than the CEO) of the Company and its subsidiary, The Bank of Nashville, whose total compensation exceeded $100,000, certain information regarding cash compensation received from the Company or the Bank for services performed in all capacities during the last three fiscal years. The officers were not compensated by the Company. All compensation was paid by the Bank.

                                                                       Long Term Compensation
                                       Annual Compensation             Awards         Payouts
                              ------------------------------------ ------------------------------
                                                            (2)
                                                           Other    Restricted  Securities               (3)
                                                           Annual     Stock     Underlying           All Other
        Name and                                 (1)       Compen-    Awards     Options   LTIP       Compen-
   Principal Position         Year   Salary     Bonus      sation      ($)        (#)     Payouts     sation
   ------------------         ----   ----------------------------- ------------------------------    ---------
   Mack S. Linebaugh, Jr.     1999   $200,000  $10,217     $20,000      -0-        -0-      -0-        $27,490
   Chairman, CEO              1998   $200,000  $ 5,895     $10,000      -0-        -0-      -0-        $28,285
   President/Director         1997   $189,000  $ 9,450     $ 7,500      -0-        -0-      -0-        $11,479

   Julian C. Cornett          1999   $152,000  $ 7,639     $12,500      -0-        -0-      -0-        $13,931
   Executive Vice             1998   $152,000  $ 4,491     $ 5,000      -0-        -0-      -0-        $13,809
   President                  1997   $144,700  $ 7,235     $ 5,000      -0-        -0-      -0-        $ 7,830

   Anne J. Cheatham           1999   $102,000  $ 5,184     $ 7,500      -0-        -0-      -0-        $12,401
   Senior Vice President      1998   $ 98,000  $ 3,075     $ 4,500      -0-        -0-      -0-        $12,318
                              1997   $ 98,000  $ 4,900     $ 4,500      -0-        -0-      -0-        $ 7,466

(1) The amounts shown in this column reflect payment under an Incentive Performance Plan in which all employees of the Bank participate.
(2) Represents performance awards granted by the Compensation Committee of the Board of Directors.
(3) Represents the Bank's annual accrued contribution to the Retirement Savings Plan (the 401(k) Plan) and includes payment by the Bank of permanent life insurance premium during 1999.

                OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1999

The following table sets forth certain information relative to the grant of stock options made during 1999 to each of the named executive officers as of the end of the last fiscal year.

                                                                                            Potential Realizable
                                   Number of     % of Total                                   Value at Assumed
                                   Securities     Options                                  Stock Price Appreciation
                                   Underlying      Granted     Exercise                       for Option Term(1)
                                     Options         to          Price       Expiration       ------------------
         Name                        Granted      Employees    Per Share        Date            5%          10%
         ----                        -------      ---------    ---------        ----            --          ---
  Mack S. Linebaugh, Jr.              10,000       14.85%      $ 12.880       4/13/09        $81,002      $205,274
  Julian C. Cornett                    8,500       11.97%      $ 12.880       4/13/09        $68,851      $174,483
  Anne J. Cheatham                     7,500       10.56%      $ 12.880       4/13/09        $60,751      $153,956

(1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates over a 10 year period as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock. The gains reflect a future value based upon growth at these prescribed rates. These values have also not been discounted to present value. It is important to note that options have value to the listed executive and to all option recipients only to the extent the stock price exceeds the exercise price shown on the table during the effective option period.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

The following table sets forth certain information with respect to options exercised during 1999 and the value of unexercised options held by the named executive officers of the Company at December 31, 1999.

                                                         Number of Securities                 (1)
                                                       Underlying Unexercised         Value of Unexercised
                                                                Options                In the Money Options
                             # of Shares      $           December 31, 1999(#)         December 31, 1999($)
                             Acquired On    Value         --------------------         --------------------
            Name              Exercise    Realized     Exercisable  Unexercisable   Exercisable  Unexercisable
            ----              --------    --------     -----------  -------------   -----------  -------------
    Options
    -------
    Mack S. Linebaugh, Jr.       -0-         -0-          56,000         16,000       $272,550      $ 32,250
    Julian C. Cornett            -0-         -0-          30,700         12,800       $138,875      $  4,875
    Anne J. Cheatham             -0-         -0-           4,600          9,400       $  1,688      $  1,125

(1) Determined by calculating the difference in exercise price and market value of common stock at fiscal year end 1999.

             LONG TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

The Company made no awards during 1999 under any "Long Term Incentive Plans" as defined in securities regulation definitions.

                              EMPLOYMENT AGREEMENTS

The Company and the Bank entered into Employment Agreements with Mack S. Linebaugh, Julian C. Cornett, and Anne J. Cheatham each dated as of September 14, 1999. The Agreements are for terms of one year and automatically renew annually for succeeding one year terms unless either party gives notice of nonrenewal. Except as noted below, each Agreement contains substantially the same terms and provisions. Each Agreement may be terminated by the Company or the Bank with or without cause (as defined in the Agreements) and pursuant to the Agreement, the Executive may elect to terminate employment at any time within (90) days after a "change in control" has occurred.

Mr. Linebaugh's Agreement provides for annual compensation of $200,000 and other employee benefits described herein. The Agreement also provides that in the event of a "change in control" involving the Company or the Bank, Mr. Linebaugh may elect to receive severance pay in an amount equal to 2.99 times the sum of his annual base compensation plus the annual value of his participation in all benefit plans in effect at that time. Mr. Cornett's Agreement provides for annual compensation of $152,000 and other employee benefits described herein. The Agreement also provides that in the event of a "change in control" involving the Company or the Bank, Mr. Cornett may elect to receive severance pay in an amount equal to 2.00 times the sum of his annual base compensation plus the annual value of his participation in all benefit plans in effect at that time. Ms. Cheatham's Agreement provides for annual compensation of $102,000 and other employee benefits described herein. The Agreement also provides that in the event of a "change in control" involving the Company or the Bank, Ms. Cheatham may elect to receive severance pay in an amount equal to 1.00 times the sum of her annual base compensation plus the annual value of her participation in all benefit plans in effect at that time.

                        REPORT OF COMPENSATION COMMITTEE

Since the Board of Directors of the Company and its subsidiary bank, The Bank of Nashville, are composed of the same individuals, and all compensation is paid by The Bank of Nashville, the Compensation Committee of the Board of Directors of The Bank of Nashville has served as the only Compensation Committee. Accordingly, the report of the Compensation Committee of the Board of Directors of The Bank of Nashville is presented herein. During 1999, the Compensation Committee met three times. The purpose of the Committee is to review the Company's executive compensation policies and programs and submit recommendations to the Board of Directors for executive and director compensation. The Compensation Committee also administers the Company's 1997 Nonstatutory Stock Option Plan. The members of the Committee are: J. B. Baker, Chairman, Ed Thornton, Jo Federspiel, Leon Moore and Perry Moskovitz.

Compensation awarded to executive officers is designed to assure that the Company continues to attract, motivate, and retain executives of superior abilities. The Company's general goal for compensating its executive officers is to provide competitive compensation in the median range of that received by executive officers with similar duties and responsibilities at financial institutions in the Company's market area and in other financial institutions of similar size throughout the state of Tennessee. The Company's executive compensation has focused on the use of cash bonuses and stock options to reward executives and key officials. Base salaries for executives, as a group, have not been increased significantly during the past three years.

Bonuses for executive officers are set annually by the Committee based on recommendations by the Chief Executive Officer and the Committee's subjective perception of each individual executive's previous and anticipated contribution to the company's success. The Committee does not follow an objective bonus program and no specific earnings or other criteria are set in advance by the Committee for the purpose of determining bonuses. The Company also rewards the bank's employees, including Executive Officers, through its annual Performance Based Incentive Program. Awards under the program are based on the Company achieving a pre-established target above budgeted net income. Under the program, each employee received an award of 5.24% of their 1999 base pay.

The Company uses stock options as a long-term incentive for its executives and other key officers. Stock options are used because they relate amounts earned by executives to the financial performance of the Company. The Committee believes that stock ownership and stock options held by executives encourage long term performance, enhance shareholder value and beneficially align management's interests with the interests of the Company's shareholders. The actual individual stock option awards, however, are not subject to specific measurement criteria. They are based on the Chief Executive Officer's recommendations and the Committee's subjective assessment of each executive's performance. Options are generally granted at the fair market value of the Company's common stock immediately preceding the grant date and generally expire 10 years after the grant date. Approximately 33% of the total full-time employees were granted stock options in 1999.

Chief Executive Officer's 1999 Compensation. Mr. Linebaugh's base compensation remained at $200,000 during 1999. Mr. Linebaugh was paid a bonus of $20,000 and granted 10,000 stock options for his performance in fiscal 1999. In determining Mr. Linebaugh's compensation, the Committee relied on the same subjective criteria as used in determining compensation for other executive officers.

                             Compensation Committee
                              J. B. Baker, Chairman

                        FIVE-YEAR STOCK PERFORMANCE GRAPH

The line graph below reflects the cumulative five-year shareholder return on the Company's Common Stock compared to such return of the NASDAQ Stock Index and The Carson Medlin Company's Independent Bank Index (IBI). The graph assumes that the value of an investment in the common stock and in each index was $100 on December 31, 1994 and that all dividends were reinvested.


                        COMMUNITY FINANCIAL GROUP, INC.
                          Five Year Total Return Index

                                     1994     1995     1996     1997    1998     1999
                                     ----     ----     ----     ----    ----     ----
COMMUNITY FINANCIAL GROUP, INC.      100      159      169      229      196     205
INDEPENDENT BANK INDEX               100      122      155      235      246     222
NASDAQ INDEX                         100      141      174      213      300     542

               TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Some of the Company's executive officers and directors and certain of their associates (immediate family members including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of the Company's subsidiary bank. As customers of such bank, they have had transactions in the ordinary course of business with the bank, including borrowings. As of December 31, 1999, there was an aggregate of approximately $5,489,739 (11.60% of the Company's equity and 2.73% of net loans) in loans outstanding to such persons. This aggregate comprised loans to executive officers, directors and nominees in the amount of $4,952,256 and loans to related parties, immediate family members, corporations or other organizations that are associates of such persons in the amount of approximately $537,483. All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectability or present other unfavorable features at the time such loans were made.

                             EMPLOYEE BENEFIT PLANS

The Company's subsidiary, The Bank of Nashville, sponsors major medical and dental insurance plans, long and short-term disability plans, an accidental death and dismemberment plan, a workmen's compensation plan, a term-life insurance plan, and an employee supplemental parking program. The major medical and dental plans are administered under provisions of a premium conversion program as set forth in Section 125 of the Internal Revenue Code of 1986, as amended. The Company and the Bank also sponsor a Retirement Savings Plan [401(k)] and an Associates' Stock Purchase Plan.

                             RETIREMENT SAVINGS PLAN

The Bank of Nashville's Retirement Savings Plan (the "401(k) Plan") was adopted in 1990 and amended in 1993 to reward employees (associates) for their long and loyal service to the Bank by providing them with retirement benefits. The 401(k) Plan was adopted effective April 30, 1996 by the Company, and participation in the 401(k) Plan is now available to all associates, including officers of the Company and the Bank beginning the first day of the month coinciding with or following the date of employment. As of December 31, 1999, 76 associates were eligible and 65 were participating. All eligible associates may contribute between 1% and 15% of their annual compensation; however, a participant's total contribution for a calendar year may not exceed a dollar limit which is determined by the Internal Revenue Service. For 2000, the limit is $10,500. All associates' deferrals are fully vested. Each associate is entitled to direct the investment of his or her contribution into designated fund(s), one of which invests solely in the Company's common stock.

The Board of Directors of the Bank and the Company establish the levels of contribution each will make to the 401(k) Plan on behalf of their respective employees. During 1999, all 401(k) Plan participants were Bank employees and the Bank matched $1.00 for each $1.00 on the first 2% of the employee deferrals and $.50 for each $1.00 on deferrals for the next 4% with no matching on employee deferrals in excess of 6%. All of the Company's or Bank's contributions are made in the form of the Company's common stock and are held in a separate investment fund. Both the associate's and the Bank's (or Company's) contributions to the plan are tax deferred until distributed. Associates vest 100% in Bank (or Company) contributions after three years of service as defined in the 401(k) Plan.

                               STOCK PURCHASE PLAN

The Community Financial Group, Inc. Associates' Stock Purchase Plan (ASPP) was amended and restated effective May 1, 1996 to replace the ASPP previously maintained by The Bank of Nashville. The purpose of the ASPP is to encourage employees of the Company and its subsidiaries to identify with the success of the Company through stock ownership. Participation is non-discretionary and immediate for all full-time associates of the Company or permanent part-time associates of the Company who work at least twenty (20) hours per week and five
(5) months each calendar. As of December 31, 1999, there were 81 eligible and participating associates in the ASPP. The Board approved the sale of a maximum of 100,000 shares of the common stock of the Company through the ASPP. The ASPP allows common stock to be sold at a discount. Until September 30, 1996, the discount was 15%. Thereafter, the ASPP provides that the discount will be 16%, or such other percentage as may be established from time to time by the Board. However, the ASPP provides that the stock will not be sold for less than Par Value ($6.00 per share) and further provides for the decrease of the discount, if necessary to comply with this provision. All associates contribute to the ASPP a minimum of $5.00 to a maximum of 10% of their basic compensation per payroll period. All associates' accounts are 100% vested at all times. The Company pays all administrative costs associated with the ASPP.

                       1997 NONSTATUTORY STOCK OPTION PLAN

In 1997, the Board of Directors adopted the 1997 Nonstatutory Stock Option Plan which reserved 150,000 shares of the Company's Common Stock for use under the Plan plus 10% of any additional shares of stock issued after the effective date of the Plan. The Plan is administered by the Compensation Committee of the Board of Directors. Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held in the treasury of the Corporation. The persons eligible to receive options under the Plan are employees, directors, and officers of the Company and/or its subsidiaries. Options are granted at an option price of no less than the Fair Market Value of the stock on the date immediately preceding the grant date. Each grant of an option shall be evidenced by a stock option agreement specifying the number of shares, the exercise price, and a vesting schedule. During 1999, 106,900 options were granted under the Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP, which has served as independent certified public accountants to the Company since its formation, has been selected by the Board to serve in that capacity in 2000. A representative of KPMG will be present at the Meeting in order to respond to questions and to make any other statements such representative deems appropriate.

                                  OTHER MATTERS

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with the recommendations of the Board of Directors.

                            PROPOSALS OF SHAREHOLDERS

Shareholders intending to submit proposals for presentations at the 2001 Annual Meeting of Shareholders of the Company and inclusion of such in the Proxy Statement and form of proxy for such meeting should forward proposals to Joan B. Marshall, Corporate Secretary, Community Financial Group, Inc., L & C Tower, 2nd Floor, 401 Church Street, Nashville, TN 37219. The proposals must be in writing and must be received by the Company prior to November 15, 2000. Proposals should be sent to the Company via Certified Mail - Return Receipt Requested.


                                           BY ORDER OF THE BOARD OF DIRECTORS
                                           Community Financial Group, Inc.


                                           /s/ Joan B. Marshall
                                           ------------------------------------
April 10, 2000                             Joan B. Marshall, Corporate Secretary

                                REVOCABLE PROXY
                        COMMUNITY FINANCIAL GROUP, INC.


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard H. Fulton and G. Edgar Thornton the true and lawful attorneys in fact for the undersigned, with full power of substitution to vote as Proxies for the undersigned at the Annual Meeting of Shareholders of Community Financial Group, Inc. to be held on May 16, 2000, and at any and all adjournments thereof, the number of shares which the undersigned will be entitled to vote if then personally present, for the following purposes:


                                                     With-     For All
                                            For      hold      Except
#1.  ELECTION OF DIRECTORS                  [ ]       [ ]        [ ]

     Election of Class II Directors:   JO D. FEDERSPIEL
                                       RICHARD H. FULTON
                                       PERRY W. MOSKOVITZ

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


----------------------------------------------------------------------------

#2.  Authority to transact such other       For     Against    Abstain
     business as may properly come before   [ ]       [ ]        [ ]
     the meeting or any adjournment
     thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Please be sure to sign and date      -----------------------
        this Proxy in the box below.       Date

 ----------------------------------------------------------------



----Shareholder sign above -----Co-holder (if any) sign above----



  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED -

                        COMMUNITY FINANCIAL GROUP, INC.

--------------------------------------------------------------------------------
     Note: Please date Proxy and sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by authorized officer.
                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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